                                  Exhibit 8.(d)

                      AMENDMENT TO PARTICIPATION AGREEMENT
              Franklin Templeton Variable Insurance Products Trust
                      Franklin/Templeton Distributors, Inc.
                       CUNA Mutual Life Insurance Company
                          CUNA Brokerage Services, Inc.

The participation agreement, dated as of May 1, 2000, as amended, by and among Franklin Templeton Variable Insurance Products Trust, Franklin/Templeton Distributors, Inc. and CUNA Mutual Life Insurance Company (the "Agreement") is hereby amended as follows:

         Schedules C, D and F of the Agreement, as amended, are hereby deleted in their entirety and replaced with the Schedules C, D and F attached hereto, respectively.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date as of October 2, 2002.

Franklin Templeton Variable Insurance     Franklin /Templeton Distributors, Inc.
Products Trust

By:                                       By:
Name:                                     Name:
Title:                                    Title:

CUNA Mutual Life Insurance Company        CUNA Brokerage Services, Inc.

By: _________________                     By:
Name:                                     Name:
Title:                                    Title:

                                   SCHEDULE C

  AVAILABLE PORTFOLIOS AND CLASSES OF SHARES OF THE TRUST; INVESTMENT ADVISERS

PORTFOLIO                                                              INVESTMENT ADVISER
---------                                                              ------------------
Franklin Aggressive Growth Securities Fund Class 1                     Franklin Advisers, Inc.
Mutual Shares Securities Fund Class 1                                  Franklin Mutual Advisers,
LLC
Templeton Developing Markets Securities Fund Class 2                   Templeton Asset
Management Ltd.
Templeton Foreign Securities Fund Class 1                              Templeton Investment
Counsel,
                                                                       LLC

                                   SCHEDULE D

                            CONTRACTS OF THE COMPANY

-----------------------------------------------------------------------------------------------------------------
                                 PRODUCT NAME             SEPARATE ACCOUNT NAME
          INSURANCE             REGISTERED Y/N                REGISTERED Y/N            CLASSES OF SHARES AND
  #        COMPANY        1933 ACT #, STATE FORM ID             1940 ACT #                    PORTFOLIOS
-----------------------------------------------------------------------------------------------------------------
01      CUNA            Members Variable Annuity        CUNA Mutual Life Variable   Class 2:
        Mutual Life     Yes                             Annuity Account             Templeton Developing Markets
        Insurance       033-73738                       Yes                         Securities Fund
        Company         1676                            811-08260
-----------------------------------------------------------------------------------------------------------------
02      CUNA            CU Pension Saver Group          CUNA Mutual Life Group      Class 2:
        Mutual Life     Annuity; UltraSaver Group       Variable Annuity Account    Templeton Developing Markets
        Insurance       Annuity; CU UltraSaver Group    No                          Securities Fund
        Company         Annuity                         N/A
                        No                                                          Class 1:
                        N/A                                                         Franklin Aggressive Growth
                        01-GA-2-0390                                                Securities Fund
                                                                                    Mutual Shares Securities Fund
                                                                                    Templeton Foreign Securities
                                                                                    Fund
-----------------------------------------------------------------------------------------------------------------
03      CUNA            MEMBERS Variable Universal      CUNA Mutual Life Variable   Class 2:
        Mutual Life     Life                            Account                     Templeton Developing Markets
        Insurance       Yes                             Yes                         Securities Fund
        Company         033-19718                       811-03915
                        190D
-----------------------------------------------------------------------------------------------------------------
04      CUNA            MEMBERS Variable Universal      CUNA Mutual Life Variable   Class 2:
        Mutual Life     Life                            Account                     Templeton Developing Markets
        Insurance       Yes                             Yes                         Securities Fund
        Company         033-81499                       811-03915
                        99-VUL
-----------------------------------------------------------------------------------------------------------------

                                   SCHEDULE F

                                RULE 12b-1 PLANS

COMPENSATION SCHEDULE

Each Portfolio named below shall pay the following amounts pursuant to the terms and conditions referenced below under its Class 2 Rule 12b-1 Distribution Plan, stated as a percentage per year of Class 2's average daily net assets represented by shares of Class 2.

PORTFOLIO NAME                                       MAXIMUM ANNUAL PAYMENT RATE
--------------                                       ---------------------------
Templeton Developing Markets Securities Fund                  0.25%

AGREEMENT PROVISIONS

         If the Company, on behalf of any Account, purchases Trust Portfolio shares ("Eligible Shares") which are subject to a Rule 12b-1 plan adopted under the 1940 Act (the "Plan"), the Company may participate in the Plan.

         To the extent the Company or its affiliates, agents or designees (collectively "you") provide any activity or service which is primarily intended to assist in the promotion, distribution or account servicing of Eligible Shares ("Rule 12b-1 Services") or variable contracts offering Eligible Shares, the Underwriter, the Trust or their affiliates (collectively, "we") may pay you a Rule 12b-1 fee. "Rule 12b-1 Services" may include, but are not limited to, printing of prospectuses and reports used for sales purposes, preparing and distributing sales literature and related expenses, advertisements, education of dealers and their representatives, and similar distribution-related expenses, furnishing personal services to owners of Contracts which may invest in Eligible Shares ("Contract Owners"), education of Contract Owners, answering routine inquiries regarding a Portfolio, coordinating responses to Contract Owner inquiries regarding the Portfolios, maintaining such accounts or providing such other enhanced services as a Trust Portfolio or Contract may require, or providing other services eligible for service fees as defined under NASD rules. Your acceptance of such compensation is your acknowledgment that eligible services have been rendered. All Rule 12b-1 fees, shall be based on the value of Eligible Shares owned by the Company on behalf of its Accounts, and shall be calculated on the basis and at the rates set forth in the Compensation Schedule stated above. The aggregate annual fees paid pursuant to each Plan shall not exceed the amounts stated as the "annual maximums" in the Portfolio's prospectus, unless an increase is approved by shareholders as provided in the Plan. These maximums shall be a specified percent of the value of a Portfolio's net assets attributable to Eligible Shares owned by the Company on behalf of its Accounts (determined in the same manner as the Portfolio uses to compute its net assets as set forth in its effective Prospectus). The Rule 12b-1 fee will be paid to you within thirty (30) days after the end of the three-month periods ending in January, April, July and October.

         You shall furnish us with such information as shall reasonably be requested by the Trust's Boards of Trustees ("Trustees") with respect to the Rule 12b-1 fees paid to you pursuant to the Plans. We shall furnish to the Trustees, for their review on a quarterly basis, a written report of the amounts expended under the Plans and the purposes for which such expenditures were made.

         The Plans and provisions of any agreement relating to such Plans must be approved annually by a vote of the Trustees, including the Trustees who are not interested persons of the Trust and who have no financial interest in the Plans or any related agreement ("Disinterested Trustees"). Each Plan may be terminated at any time by the vote of a majority of the Disinterested Trustees, or by a vote of a majority of the outstanding shares as provided in the Plan, on sixty (60) days' written notice, without payment of any penalty. The Plans may also be terminated by any act that terminates the Underwriting Agreement between the Underwriter and the Trust, and/or the management or administration agreement between Franklin Advisers, Inc. and its affiliates and the Trust. Continuation of the Plans is also conditioned on Disinterested Trustees being ultimately responsible for selecting and nominating any new Disinterested Trustees. Under Rule 12b-1, the Trustees have a duty to request and evaluate, and persons who are party to any agreement related to a Plan have a duty to furnish, such information as may reasonably be necessary to an informed determination of whether the Plan or any agreement should be implemented or continued. Under Rule 12b-1, the Trust is permitted to implement or continue Plans or the provisions of any agreement relating to such Plans from year-to-year only if, based on certain legal considerations, the Trustees are able to conclude that the Plans will benefit each affected Trust Portfolio and class. Absent such yearly determination, the Plans must be terminated as set forth above. In the event of the termination of the Plans for any reason, the provisions of this Schedule F relating to the Plans will also terminate. You agree that your selling agreements with persons or entities through whom you intend to distribute Contracts will provide that compensation paid to such persons or entities may be reduced if a Portfolio's Plan is no longer effective or is no longer applicable to such Portfolio or class of shares available under the Contracts.

Any obligation assumed by the Trust pursuant to this Agreement shall be limited in all cases to the assets of the Trust and no person shall seek satisfaction thereof from shareholders of the Trust. You agree to waive payment of any amounts payable to you by Underwriter under a Plan until such time as the Underwriter has received such fee from the Trust.

The provisions of the Plans shall control over the provisions of the Participation Agreement, including this Schedule F, in the event of any inconsistency.

You agree to provide complete disclosure as required by all applicable statutes, rules and regulations of all rule 12b-1 fees received from us in the prospectus of the Contracts.

                      AMENDMENT TO PARTICIPATION AGREEMENT
              Franklin Templeton Variable Insurance Products Trust
                      Franklin/Templeton Distributors, Inc.
                       CUNA Mutual Life Insurance Company
                          CUNA Brokerage Services, Inc.

The participation agreement, dated as of May 1, 2000, as amended, by and among Franklin Templeton Variable Insurance Products Trust, Franklin/Templeton Distributors, Inc. and CUNA Mutual Life Insurance Company (the "Agreement") is hereby amended as follows:

         1. CUNA Brokerage Services, Inc. is added as a party to the Agreement.

         2.       The following Section 2.1.12 is added to the Agreement:

                                    "2.1.12 You undertake and agree to comply,
                  and to take full responsibility in complying with any and all applicable laws, regulations, protocols and other requirements relating to money laundering, both United States and foreign, including, without limitation, the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (Title III of the USA Patriot Act), hereinafter, collectively with the rules, regulations and orders promulgated thereunder, the "Act," and any requirements and/or requests in connection therewith, made by regulatory authorities, the Trust or the Underwriter or their duly appointed agents, either generally or in respect of a specific transaction, and/or in the context of a "primary money laundering concern" as defined in the Act.

                  You agree as a condition precedent to any transaction taking or continuing to be in effect, to comply with any and all applicable anti-money laundering laws, regulations, orders or requirements, and without prejudice to the generality of the above, to provide regulatory authorities, the Trust, the Underwriter or their duly appointed agents, with all necessary reports and information as may be reasonable requested for them to fulfill their obligations, if any, under the Act for the purposes of the Trust, the Underwriter, or other third parties complying with any and all anti-money laundering requirements, including, without limitation, the enhanced due diligence obligations imposed by the Act, the filing of Currency Transaction Reports and/or of Suspicious Activity Reports obligations required by the Act, and/or the sharing of information requirements imposed by the Act.

                  In the event satisfactory reports and information are not received within a reasonable time period from the date of the request, the Trust or the Underwriter reserve the right to reject any transaction and/or cease to deal with you and/or the Accounts.

                  Further, you represent that you have not received notice of, and to your knowledge, there is no basis for, any claim, action, suit, investigation or proceeding that would likely result in a finding by a judicial or regulatory authority that you are not or have not been in compliance with the Act, and the rules and regulations promulgated thereunder. You agree to notify the Trust and the Underwriter as soon as practicable if the representation in the previous sentence is no longer true or if you have a reasonable basis for believing that such representation may no longer be true."

         3. Section 9.2 of the Agreement is hereby deleted in its entirety and replaced with the following Section 9.2:

                           "9.2 This Agreement may be terminated immediately by
                  us upon written notice to you if:

                                    9.2.1    (i) you materially breach any of
                           the representations and warranties made in this Agreement; or (ii) you inform us that any of such representations and warranties may no longer be true or might not be true in the future; or (iii) any of such material representations and warranties were not true on the effective date of this Agreement, are at any time no longer true, or have not been true during any time since the effective date of this Agreement; or

                                    9.2.2 either one or both of the Trust or the
                           Underwriter respectively, shall determine, in their sole judgment exercised in good faith, that you have suffered a material adverse change in your business, operations, financial condition or prospects since the date of this Agreement or are the subject of material adverse publicity; or

                                    9.2.3 you give us the written notice
                           specified above in Section 3.3 and at the same time you give us such notice there was no notice of termination outstanding under any other provision of this Agreement; provided, however, that any termination under this Section 9.2.3 shall be effective forty-five (45) days after the notice specified in Section 3.3 was given."

         4. Section 9.3 of the Agreement is hereby deleted in its entirety and replaced with the following Section 9.3:

                           "9.3 If this Agreement is terminated with respect to
                  any Portfolio for any reason, except as required by the Shared Funding Order, we may, as mutually agreed, and pursuant to the terms and conditions of this Agreement, continue to make available additional shares of any Portfolio for any or all Contracts or Accounts existing on the effective date of termination of this Agreement. Upon liquidation of a Portfolio, or if this Agreement is terminated with respect to any Portfolio by the Trust's Board of Trustee's in the exercise of its duties and it determines it is a necessary and appropriate remedy for a material breach of the Agreement, including a violation of laws, the Trust may involuntarily redeem, at its option in kind or for cash, shares of any Portfolio, for any or all Contracts or Accounts existing on the effective date of termination of this Agreement; provided, however, that such redemption is consistent with applicable laws. If this Agreement is terminated as required by the Shared Funding Order, its provisions shall govern."

         5. Section 3.6 of the Agreement is hereby deleted in its entirety and replaced with the following Section 3.6:

                           3.6 You shall submit payment for the purchase of
                  shares of a Portfolio on behalf of an Account in federal funds transmitted by wire to the Trust or to its designated custodian, which must receive such wires no later than the close of the Reserve Bank, which is 6:00 p.m. East Coast time, on the Business Day following the Business Day as of which such purchases orders are made.

         6. Section 10.8 of the Agreement is hereby deleted in its entirety and replaced with the following Section 10.8:

                           10.8 Each party shall treat as confidential all
                  information of the other party which the parties agree in writing is confidential ("Confidential Information"). Except as permitted by this Agreement or as required by appropriate governmental authority (including, without limitation, the SEC, the NASD, or state securities and insurance regulators) the receiving party shall not disclose or use Confidential Information of the other party before it enters the public domain, without the express written consent of the party providing the Confidential Information.

         7. Schedules C, D and F of the Agreement are hereby deleted in their entirety and replaced with the Schedules C, D and F attached hereto, respectively.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date as of October 1, 2002.

Franklin Templeton Variable Insurance     Franklin /Templeton Distributors, Inc.
Products Trust

By:                                       By:
Title:                                    Name:
                                          Title:

CUNA Mutual Life Insurance Company        CUNA Brokerage Services, Inc.

By:                                       By:
Name:                                     Name:
Title:                                    Title:

                                   SCHEDULE C

  AVAILABLE PORTFOLIOS AND CLASSES OF SHARES OF THE TRUST; INVESTMENT ADVISERS

                     PORTFOLIO                                             INVESTMENT ADVISER
                     ---------                                             ------------------
Franklin Aggressive Growth Securities Fund Class 2                     Franklin Advisers, Inc.
Mutual Shares Securities Fund Class 2                                  Franklin Mutual Advisers,
LLC
Templeton Developing Markets Securities Fund Class 2                   Templeton Asset
Management Ltd.
Templeton Foreign Securities Fund Class 2                              Templeton Investment
Counsel,
                                                                       LLC

                                   SCHEDULE D

                            CONTRACTS OF THE COMPANY

-----------------------------------------------------------------------------------------------------------------
                                PRODUCT NAME              SEPARATE ACCOUNT NAME
          INSURANCE            REGISTERED Y/N                REGISTERED Y/N            CLASSES OF SHARES AND
  #        COMPANY        1933 ACT #, STATE FORM ID            1940 ACT #                    PORTFOLIOS
-----------------------------------------------------------------------------------------------------------------
01      CUNA            Members Variable Annuity       CUNA Mutual Life Variable    Class 2:
        Mutual Life     Yes                            Annuity Account              Templeton Developing
        Insurance       033-73738                      Yes                          Markets Securities Fund
        Company         1676                           811-08260
-----------------------------------------------------------------------------------------------------------------
02      CUNA            CU Pension Saver Group         CUNA Mutual Life Group       Class 2:
        Mutual Life     Annuity; UltraSaver Group      Variable Annuity Account     Templeton Developing
        Insurance       Annuity; CU UltraSaver Group   No                           Markets Securities Fund
        Company         Annuity                        N/A
                        No
                        N/A
                        01-GA-2-0390
-----------------------------------------------------------------------------------------------------------------
03      CUNA            MEMBERS Variable Universal     CUNA Mutual Life Variable    Class 2:
        Mutual Life     Life                           Account                      Templeton Developing
        Insurance       Yes                            Yes                          Markets Securities Fund
        Company         033-19718                      811-03915
                        190D
-----------------------------------------------------------------------------------------------------------------
04      CUNA            MEMBERS Variable Universal     CUNA Mutual Life Variable    Class 2:
        Mutual Life     Life                           Account                      Templeton Developing
        Insurance       Yes                            Yes                          Markets Securities Fund
        Company         033-81499                      811-03915
                        99-VUL
-----------------------------------------------------------------------------------------------------------------

                                   SCHEDULE F

                                RULE 12b-1 PLANS

COMPENSATION SCHEDULE

Each Portfolio named below shall pay the following amounts pursuant to the terms and conditions referenced below under its Class 2 Rule 12b-1 Distribution Plan, stated as a percentage per year of Class 2's average daily net assets represented by shares of Class 2.

PORTFOLIO NAME                                      MAXIMUM ANNUAL PAYMENT RATE
--------------                                      ---------------------------
Franklin Aggressive Growth Securities Fund                    0.25%
Mutual Shares Securities Fund                                 0.25%
Templeton Developing Markets Securities Fund                  0.25%
Templeton Foreign Securities Fund                             0.25%

AGREEMENT PROVISIONS

         If the Company, on behalf of any Account, purchases Trust Portfolio shares ("Eligible Shares") which are subject to a Rule 12b-1 plan adopted under the 1940 Act (the "Plan"), the Company may participate in the Plan.

         To the extent the Company or its affiliates, agents or designees (collectively "you") provide any activity or service which is primarily intended to assist in the promotion, distribution or account servicing of Eligible Shares ("Rule 12b-1 Services") or variable contracts offering Eligible Shares, the Underwriter, the Trust or their affiliates (collectively, "we") may pay you a Rule 12b-1 fee. "Rule 12b-1 Services" may include, but are not limited to, printing of prospectuses and reports used for sales purposes, preparing and distributing sales literature and related expenses, advertisements, education of dealers and their representatives, and similar distribution-related expenses, furnishing personal services to owners of Contracts which may invest in Eligible Shares ("Contract Owners"), education of Contract Owners, answering routine inquiries regarding a Portfolio, coordinating responses to Contract Owner inquiries regarding the Portfolios, maintaining such accounts or providing such other enhanced services as a Trust Portfolio or Contract may require, or providing other services eligible for service fees as defined under NASD rules. Your acceptance of such compensation is your acknowledgment that eligible services have been rendered. All Rule 12b-1 fees, shall be based on the value of Eligible Shares owned by the Company on behalf of its Accounts, and shall be calculated on the basis and at the rates set forth in the Compensation Schedule stated above. The aggregate annual fees paid pursuant to each Plan shall not exceed the amounts stated as the "annual maximums" in the Portfolio's prospectus, unless an increase is approved by shareholders as provided in the Plan. These maximums shall be a specified percent of the value of a Portfolio's net assets attributable to Eligible Shares owned by the Company on behalf of its Accounts (determined in the same manner as the Portfolio uses to compute its net assets as set forth in its effective Prospectus). The Rule 12b-1 fee will be paid to you within thirty (30) days after the end of the three-month periods ending in January, April, July and October.

         You shall furnish us with such information as shall reasonably be requested by the Trust's Boards of Trustees ("Trustees") with respect to the Rule 12b-1 fees paid to you pursuant to the Plans. We shall furnish to the Trustees, for their review on a quarterly basis, a written report of the amounts expended under the Plans and the purposes for which such expenditures were made.

         The Plans and provisions of any agreement relating to such Plans must be approved annually by a vote of the Trustees, including the Trustees who are not interested persons of the Trust and who have no financial interest in the Plans or any related agreement ("Disinterested Trustees"). Each Plan may be terminated at any time by the vote of a majority of the Disinterested Trustees, or by a vote of a majority of the outstanding shares as provided in the Plan, on sixty (60) days' written notice, without payment of any penalty. The Plans may also be terminated by any act that terminates the Underwriting Agreement between the Underwriter and the Trust, and/or the management or administration agreement between Franklin Advisers, Inc. and its affiliates and the Trust. Continuation of the Plans is also conditioned on Disinterested Trustees being ultimately responsible for selecting and nominating any new Disinterested Trustees. Under Rule 12b-1, the Trustees have a duty to request and evaluate, and persons who are party to any agreement related to a Plan have a duty to furnish, such information as may reasonably be necessary to an informed determination of whether the Plan or any agreement should be implemented or continued. Under Rule 12b-1, the Trust is permitted to implement or continue Plans or the provisions of any agreement relating to such Plans from year-to-year only if, based on certain legal considerations, the Trustees are able to conclude that the Plans will benefit each affected Trust Portfolio and class. Absent such yearly determination, the Plans must be terminated as set forth above. In the event of the termination of the Plans for any reason, the provisions of this Schedule F relating to the Plans will also terminate. You agree that your selling agreements with persons or entities through whom you intend to distribute Contracts will provide that compensation paid to such persons or entities may be reduced if a Portfolio's Plan is no longer effective or is no longer applicable to such Portfolio or class of shares available under the Contracts.

Any obligation assumed by the Trust pursuant to this Agreement shall be limited in all cases to the assets of the Trust and no person shall seek satisfaction thereof from shareholders of the Trust. You agree to waive payment of any amounts payable to you by Underwriter under a Plan until such time as the Underwriter has received such fee from the Trust.

The provisions of the Plans shall control over the provisions of the Participation Agreement, including this Schedule F, in the event of any inconsistency.

You agree to provide complete disclosure as required by all applicable statutes, rules and regulations of all rule 12b-1 fees received from us in the prospectus of the Contracts.